Exhibit 99.1

News Release

Contact: Media: Chip Coffee, President and Chief Executive Officer 843 388-8433
                Alan W. Jackson, Executive Vice President and Chief Financial Officer 843 388-8433
Website: www.tidelandsbank.com

FOR IMMEDIATE RELEASE

Tidelands Bancshares, Inc. Announces Year End Results

Mt. Pleasant, SC, February 22, 2007 - Tidelands Bancshares, Inc. (NASDAQ: TDBK), holding company for Tidelands Bank, today announced that earnings for the year ended December 31, 2006 were $1,488,806, or $0.44 per diluted share, as compared to $39,520, or $0.02 per diluted share, for the same period in 2005. Chip Coffee, President and CEO noted, “We are pleased with our progress during 2006 as our profitability and asset growth exceeded our most optimistic expectations.”

Since December 31, 2005, the loan portfolio has grown from $179.7 million to $273.2 million at the end of the year in 2006. This 52% growth in net loans contributed to an increase in assets of $130.2 million, from $206.4 million on December 31, 2005 to $336.6 million at the end of the most recent quarter. Total deposits increased $84.5 million, or 48%, to $259.1 million at December 31, 2006 from $174.6 million at December 31, 2005.

Return on average assets was 0.52% for the year ended December 31, 2006, compared to 0.03% for the year ended December 31, 2005. Return on average shareholders’ equity was 5.38% for the year ended December 31, 2006, compared to 0.20% for the same period in 2005. During the fourth quarter, we took the opportunity to restructure a portion of our investment portfolio, incurring a pre-tax charge of $136,628 against current earnings to enhance our future earnings on the portfolio.

At year end we had two loans in nonaccrual totaling $1,964,983. They were placed in nonaccrual as a result of the death of the borrower. A review of the collateral leads us to believe that there is sufficient value to protect the Bank from any loss. We believe the situation will be satisfactorily resolved by the end of the second quarter of this year.

FORWARD-LOOKING STATEMENTS
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SUMMARY CONSOLIDATED FINANCIAL DATA

                Our summary consolidated financial data as of and for the year ended December 31, 2006 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Tidelands Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

	2006	2005	2004
	(Unaudited)	(Audited)	(Audited)
Interest income:
Loans, including fees	$ 20,130,292	$8,382,809	$ 1,695,982
Securities available for sale, taxable	1,313,827	632,235	592,450
Federal funds sold	323,084	215,329	64,875
Interest-bearing balances	2,648	1,056	3

Total	21,769,851	9,231,429	2,353,310

Interest expense:
Time deposits $100,000 and over	486,814	560,032	91,162
Other deposits	9,959,450	3,197,515	612,622
Other borrowings	1,401,680	293,481	116,141

Total	11,847,944	4,051,028	819,925

Net interest income	9,921,907	5,180,401	1,533,385
Provision for loan losses	1,222,000	1,545,000	565,000

Net interest income after	8,699,907	3,635,401	968,385

provision for loan losses
Noninterest income:
Service charges on deposit accounts	23,631	13,454	5,846
Residential mortgage origination fees	664,454	398,577	295,682
Loss on sale of investment securities	(136,628)	-	-
Gain on sale of property and equipment	13,686	-	-
Other service fees and commissions	144,236	54,785	23,076
Other	77,738	8,385	3,726

Total noninterest income	787,117	475,201	328,330

Noninterest expense:
Salaries and employee benefits	4,483,848	2,309,422	1,450,949
Net occupancy	486,311	335,307	223,935
Furniture and equipment	297,637	264,918	166,856
Other operating	1,856,422	1,141,024	672,390

Total noninterest expense	7,124,218	4,050,671	2,514,130
Income (loss) before income taxes	2,362,806	59,931	(1,217,415)
Income tax expense (benefit)	874,000	20,411	(414,000)

Net income (loss)	$ 1,488,806	$ 39,520	$ (803,415)

Earnings (losses) per common share
Basic earnings (loss) per share	$ 0.45	$ 0.02	$ (0.62)

Diluted earnings (loss) per share	$ 0.44	$ 0.02	$ (0.62)

Weighted average common shares outstanding
Basic	3,327,103	2,620,990	1,291,821

Diluted	3,372,505	2,635,446	1,291,821

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,	December 31,
	2006	2005
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$ 2,899,995	$ 1,863,057
Federal funds sold	2,514,000	6,365,000

Total cash and cash equivalents	5,413,995	8,228,057

Securities available for sale	37,503,989	11,782,299
Nonmarketable equity securities	1,182,100	150,600

Total securities	38,686,089	11,932,899

Mortgage loans held for sale	2,557,434	1,164,849
Loans receivable	273,210,128	179,660,168
Less allowance for loan losses	3,467,000	2,245,000

Loans, net	269,743,128	177,415,168

Premises, furniture and equipment, net	8,784,902	5,517,907
Accrued interest receivable	1,920,279	905,228
Other assets	9,466,257	1,250,054

Total assets	$ 336,572,084	$ 206,414,162

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$ 9,461,150	$ 7,823,659
Interest-bearing transaction accounts	5,956,213	3,386,849
Savings and money market	138,834,651	120,017,845
Time deposits $100,000 and over	7,814,307	11,102,171
Other time deposits	97,066,376	32,317,928

Total deposits	259,132,697	174,648,452

Note payable	-	1,541,310
Securities sold under agreements to repurchase	10,000,000	6,500,000
Junior subordinated debentures	8,248,000	-
FHLB advances	16,000,000	-
Other borrowings	-	29,840
Accrued interest payable	971,432	444,999
Other liabilities	399,501	154,903

Total liabilities	294,751,630	183,319,504

Shareholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized,
none issued	-	-
Common stock, $.01 par value, 10,000,000 shares
authorized; 4,272,385 and 3,044,054 shares issued and
outstanding at December 31, 2006 and December 31, 2005,
respectively	42,724	30,441
Capital surplus	42,045,551	25,098,578
Retained deficit	(364,140)	(1,852,946)
Accumulated other comprehensive income (loss)	96,319	(181,415)

Total shareholders' equity	41,820,454	23,094,658

Total liabilities and shareholders' equity	$ 336,572,084	$ 206,414,162

Tidelands Bancshares, Inc. and Subsidiary

Per Share Data:	Year Ended
	December 31,
	2006	2005
Net income, basic	$ 0.45	$ 0.02
Net income, diluted	$ 0.44	$ 0.02
Book value	$ 9.79	$ 7.59
Weighted average number of shares outstanding:
Basic	3,327,103	2,620,990
Diluted	3,372,505	2,635,446
Performance Ratios:
Return on average assets	0.52%	0.03%
Return on average equity	5.38%	0.20%
Net interest margin	3.63%	3.75%
Efficiency ratio (1)	66.53%	71.62%

Asset Quality Ratios:	At December 31,
	2006	2005
Nonperforming assets, past due and restructured
loans to total loans (2)	0.72%	0.00%
Nonperforming assets, past due and restructured to
total assets	0.58%	0.00%
Net charged-offs year to date to average total
loans (2)	0.00%	0.00%
Allowance for loan losses to nonperforming loans	176.44%	0.00%
Allowance for loan losses to total loans (2)	1.27%	1.25%

Capital Ratios:	At December 31,
	2006	2005
Tangible equity to Tangible assets	12.43%	11.19%
Leverage ratio	14.03%	11.76%
Tier 1 risk-based capital ratio	16.86%	11.02%
Total risk-based capital ratio	18.06%	12.14%
Growth Ratios and Other Data((3)) :
Percentage change in assets	63.06%	173.19%
Percentage change in loans ((2))	52.07%	224.93%
Percentage change in deposits	48.37%	189.63%
Percentage change in equity	81.08%	177.94%
Loans to deposit ratio ((2))	105.43%	102.87%

________________
1 - Computed by dividing non-interest expense by the sum of net interest income and non-interest income.
2 - Includes nonperforming loans, if any.
3 - Growth from the previous year end amount.